UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2009
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ACTION INDUSTRIES, INC.
(Name of small business in its charter)

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Nevada	333-118199	11-3699388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8744 Riverside House Path Brewerton, NY 13029
(Address of principal executive offices)

Registrant's telephone number:  (315) 703-9012

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal

    Officers; Compensatory Arrangements of Certain Officers.

At a meeting of directors on February 4, 2009 the Board accepted the resignation of Stephanie Passalaqua as a Director, President and CEO of the Company. At the same meeting, Mr. Joseph Meuse was elected President, and CEO of the Company and as a director to fill Ms. Passalaqua’s term as director. These elections and appointments were effective immediately.

Mr. Meuse is the founder and president of Belmont Partners, an international financial consulting firm that specializes in reverse merger transactions. He is also the co-owner of PacWest LLC, a registered stock transfer agency representing 100 publicly traded companies and a principal of Global Filings, a company that provides Edgarizing services. Mr. Meuse has 13 years of financial management and advisory experience and holds Series 7, 24 and 6 licenses.

There is no family relationship between Mr. Meuse and the other members of the Company’s board of directors.

Mr. Meuse has had no related party transactions with the Company within the last two years.

The Company has not entered into any employment agreements in connection with Mr. Meuse’s appointments. Further, Mr. Meuse is not party to any material plan, contract or arrangement for equity grants or awards with the Company.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACTION INDUSTRIES, INC.
Dated: February 5, 2009	By:	/s/ Inna Sheveleva
	Name:	Inna Sheveleva
	Title:	Secretary

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